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                                                              Exhibit (e)(1)(iv)

                                    AMENDMENT
                                       TO
                             UNDERWRITING AGREEMENT
                                       FOR
                               ING PARTNERS, INC.

     AMENDMENT made as of this 17th day of November, 2004 to the Underwriting Agreement dated as of May 1, 2003, as amended (the "AGREEMENT"), between ING Financial Advisers, LLC and ING Partners, Inc. In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. AMENDED SCHEDULE A of the Agreement is hereby deleted and replaced with the AMENDED SCHEDULE A attached hereto.

2. In all other respects, the Agreement is confirmed and remains in full force and effect.

3.   This Amendment shall become effective as of the date first written above.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date set forth above.


ING FINANCIAL ADVISERS, LLC                  ING PARTNERS, INC.


By:      /s/ Terran R. Titus                 By:      /s/ Laurie M. Tillinghast
         ---------------------                        -------------------------
Name:    Terran R. Titus                     Name:    Laurie M. Tillinghast
         ---------------------               Title:   Vice President
Title:   VP, Advisory Services
         ---------------------

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                               AMENDED SCHEDULE A

                        Portfolios of ING Partners, Inc.

   ING Aeltus Enhanced Index Portfolio
   ING American Century Select Portfolio
   ING American Century Small Cap Value Portfolio
   ING Baron Small Cap Growth Portfolio
   ING Fidelity(R) VIP Contrafund(R) Portfolio
   ING Fidelity(R) VIP Equity Income Portfolio
   ING Fidelity(R) VIP Growth Portfolio
   ING Fidelity(R) VIP Mid Cap Portfolio
   ING Goldman Sachs(R) Capital Growth Portfolio
   ING Goldman Sachs(R) Core Equity Portfolio
   ING JPMorgan Fleming International Portfolio
   ING JPMorgan Mid Cap Value Portfolio
   ING Goals4Life 2015 Portfolio
   ING Goals4Life 2025 Portfolio
   ING Goals4Life 2035 Portfolio
   ING Goals4Life 2045 Portfolio
   ING Goals4Life Income Portfolio
   ING MFS Capital Opportunities Portfolio
   ING OpCap Balanced Value Portfolio
   ING Oppenheimer Global Portfolio
   ING Oppenheimer Strategic Income Portfolio
   ING PIMCO Total Return Portfolio
   ING Salomon Brothers Aggressive Growth Portfolio
   ING Salomon Brothers Fundamental Value Portfolio
   ING Salomon Brothers Investors Value Portfolio
   ING Salomon Brothers Large Cap Growth Portfolio
   ING T. Rowe Price Diversified Mid Cap Growth Portfolio
   ING T. Rowe Price Growth Equity Portfolio
   ING UBS U.S. Large Cap Equity Portfolio
   ING Van Kampen Comstock Portfolio
   ING Van Kampen Equity and Income Portfolio

Dated: November 17, 2004

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